Exhibit 10.1

SUBLEASE

This Sublease (“Sublease”), made as of the 29th day of March, 2012 by and between TONTINE ASSOCIATES LLC, a Delaware limited liability partnership, having an office at 55 Railroad Avenue, Greenwich, Connecticut (hereinafter referred to as “Sublessor”), and IES SHARED SERVICES, INC, a Delaware corporation, having an office at 4801 Woodway Drive, Suite 200-E, Houston, Texas (hereinafter referred to as “Sublessee”).

RECITALS

A. Pursuant to a certain Lease dated March 29th, 2012 (as such prime lease may be amended from time to time, the “Prime Lease”), by and between Sublessor, as lessee, SOUND SHORES PARTNER LLC, as Lessor (“Prime Lessor”), Sublessor leased from Prime Lessor certain premises commonly known as Suite 304, One Sound Shore Drive, Greenwich, Connecticut (the “Premises”) and located on the real property more particularly described in the Prime Lease (the “Property”).

B. Sublessor desires to sublet to Sublessee a portion of the Premises consisting of 1,740 sq. ft. as outlined on the floor plan attached hereto as Exhibit A and made a part hereof (the “Subleased Premises”), and Sublessee desires to sublet the Subleased Premises from Sublessor, all in accordance with the terms, covenants and conditions herein set forth.

C. Sublessor and Sublessee shall share and have non-exclusive, common access to and use of, the Common Areas (as hereinafter defined), on the terms and conditions hereinafter set forth. The “Common Areas” shall include, without limitation, the waiting area, hallways, kitchen, restrooms mail/copy room, conference rooms and six (6) parking spaces in the Property’s covered parking facilities, as the foregoing areas may be changed, reduced or expanded from time to time in Sublessor’s sole discretion (provided, however, that such change or reduction shall not unreasonable limit Sublessee’s use of the Subleased Premises), and including such other areas as Sublessor may designate as Common Areas from time to time.

AGREEMENT

IN CONSIDERATION of the foregoing recitals, the mutual covenants hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, it is agreed by and between the parties as follows:

1. DEMISE, POSSESSION AND TERM. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises for a term (the “Term”) commencing on April 1, 2012 or upon the Commencement Date as defined in the Prime Lease, whichever date is later (the “Sublease Commencement Date”) and ending on March 31, 2014 (the “Sublease Expiration Date”), unless extended or sooner terminated as provided herein. Sublessee shall be deemed to be in possession of the Subleased Premises as of the Sublease Commencement Date. Sublessee acknowledges and agrees that Sublessor has the option to renew the Prime Lease (“Renewal Option”) for one (1) two-year term (“Renewal Term”) to be exercised within 6 months prior to the termination of the Sublease Expiration Date (“Option Exercise Period”). Landlord agrees to notify Tenant in writing of its intention to exercise the Renewal Option at least 30 days prior to the Option Exercise Period. If Sublessee (i) gives written notice to Sublessor, within such 30 days period, of its intention to renew this Sublease, which renewal shall be for the Renewal Term, or (ii) fails to reply to Sublessor within such 30 day period, and provided Sublessor does exercise the Renewal Option, the Term of this Sublease shall automatically be extended to expire on the same date as the Prime Lease. Notwithstanding such automatic extension, Sublessor may require Sublessee to, and Sublessee shall, enter into an amendment to this Sublease documenting the extension of the Term. Sublessor and Sublessee further agree that if the term of the Prime Lease terminates early or expires for any reason whatsoever, the Term of this Sublease shall automatically expire as of the date of such early termination or expiration of the Prime Lease.

2. RENT.

2.1. Base Rent. Commencing on April 1, 2012 and continuing thereafter on the first day of each and every calendar month during the term of this Sublease, Sublessee shall pay to Sublessor, as base rent for the Subleased Premises, monthly rent (the “Base Rent”) for each calendar month or portion thereof during the Term of this Sublease as follows:

Dates:	Monthly Base Rent:
April 1, 2012 – March 31, 2013	$5,763.75
April 1, 2013 – March 31, 2014	$5,908.75

If Sublessor exercises the renewal option under the Prime Lease, and subject to the terms of Paragraph 1 above, the term of this Sublease shall automatically and without further action of the parties be deemed to be extended to be coterminous with the Prime Lease, and the Base Rent payable for this Sublease during the renewal term(s) shall be equal to the current Base Rent payable by Sublessee under the Sublease with $1.00 per rentable square foot annual increase for each of the following years over the previous year’s rent for the balance of the Option Term, as that term is defined in the Prime Lease.

Notwithstanding anything to the contrary contained herein, and provided Sublessee is not in default under the Sublease beyond any applicable notice and cure period, Sublessee shall receive a rental credit in the amount of $5,365.00, which Sublessee shall apply in one (1) installment towards the first (1st) month rent following the Sublease Commencement Date.

2.2. Additional Rent. Sublessee shall pay to Sublessor, as additional rent for the Subleased Premises (the following, collectively, “Additional Rent”), a sum equal to forty-seven percent (47%) of: (a) all amounts due as “Additional Charges” under the Prime Lease or any other fees and charges payable under the Prime Lease (whether payable to Prime Lessor or any other party) with respect to the term of the Prime Lease, including, without limitation, Tax Payments (as defined in the Prime Lease), Operating Expenses (as defined in the Prime Lease), and utilities (to the extend not already included in the Base Rent) (b) all amounts, fees or charges paid or incurred by Sublessor in connection with the performance of any obligations under the Prime Lease, including, without limitation, the maintenance, repair and replacement of all or any part of the Property as set forth in Section 14 of the Prime Lease, and (c) in addition to all costs incurred to comply with the Prime Lease, all amounts, fees or charges paid or incurred by Sublessor in connection with the operation, maintenance, repair, replacement and upkeep of the Common Areas, including, without limitation, all amounts paid or incurred for office supplies; maintenance, repair and replacement of photocopiers, scanners, fax machines; stocking and maintaining the kitchen; furniture repair or replacement; and any janitorial or custodial maintenance beyond what is required in the Prime Lease. During the Term, Additional Rent payable pursuant to this Section 2.2 shall be paid in monthly installments in amounts determined by Sublessor and at such other intervals as are required under the Prime Lease, on or before the last business day of each calendar month during the Term, or within five (5) business days after receipt of a written request from Sublessor for payments that are not regularly scheduled monthly payments under the Prime Lease.

2.3. Security Deposit. Intentionally deleted.

2.4. General Provisions Regarding Payments. All Base Rent, Additional Rent (including, without limitation, late charges) and other fees, charges or amounts due from Sublessee under this Sublease (collectively, the “Rent”) shall be paid promptly when due, without notice or demand, and without offset or deduction for any reason whatsoever, to Sublessor at its address set forth in the notice provisions below, or to such other person or at such other address as Sublessor may designate by written notice to Sublessee. After an Event of Default described in Section 12.1(a) herein, interest at the Default Rate (as defined herein) shall be payable on any past due Rent from the date due through the date received by Sublessor (or its designated payee). Any such interest shall be paid by Sublessee promptly upon demand.

3. SUBORDINATION; ATTORNMENT.

3.1. Subject to Lease.

3.1.1 This Sublease is subject and subordinate in all respects to the Prime Lease, and, notwithstanding anything to the contrary contained herein, no provision hereof granting Sublessee any power, right, benefit or privilege shall be operative or effective, if and to the extent that exercise or enjoyment of the same would constitute or result in any breach of or default under, or termination of, the Prime Lease.

3.1.2 In the event of any termination or expiration of the Prime Lease during the Term for any reason, this Sublease shall automatically terminate contemporaneously with termination or expiration of the Prime Lease, and Sublessor and Sublessee shall be relieved of all liability and obligation hereunder, except for liabilities and obligations (i) under the indemnification and default provisions (including, without limitation, Sections 12, 13.2, 14 and 15) hereof, (ii) accruing prior to such termination, or (iii) on account of acts, omissions, conditions or circumstances occurring or obtaining prior to such termination. The liabilities and obligations, identified in clauses (i) through (iii) above are referred to herein as “Surviving Obligations.”

3.1.3 Sublessee acknowledges receipt of a complete and accurate copy of the Prime Lease, and represents that it has read and understood the Prime Lease. In the event of any conflict between the terms and provisions of the Prime Lease and those of this Sublease, the terms and provisions of the Prime Lease shall control, in all events (except with respect to the amounts of Base Rent and Additional Rent due hereunder). Sublessee shall, at its own cost and expense, fully observe, perform and comply with all of the obligations of Sublessor, as lessee, under the Prime Lease, to the extent that such obligations relate to the Subleased Premises or the Common Areas, including, without limitation, obligations as provided in the Prime Lease with respect to use of the Subleased Premises and the Common Areas, maintenance and alterations of the Subleased Premises and assignment and subletting. Sublessee shall not cause, or permit its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any breach of, default under or termination of the Prime Lease.

3.1.4 As to all matters requiring the consent or approval of, or notice to, Prime Lessor under the Prime Lease, Sublessee shall not act without the prior written consent or approval of, or without notice to, as the case may be, both Prime Lessor and Sublessor. All matters required under the Prime Lease to be satisfactory to or as prescribed by Prime Lessor shall be satisfactory to or as prescribed by both Prime Lessor and Sublessor.

3.1.5 Sublessor reserves the right to assign all or any part of its interest in this Sublease in accordance with the terms of the Prime Lease.

3.2. Subordination to Mortgage. Sublessee’s interest under this Sublease is and shall be subject and subordinate in all respects to any mortgage, trust deed or other method of financing now or hereafter placed against the Property, the Subleased Premises or Sublessor’s leasehold estate therein by Sublessor or, if the Prime Lease so requires, by Prime Lessor. At Sublessor’s request from time to time, Sublessee shall promptly execute and deliver any document or instrument reasonably required by any such mortgagee or lienholder to further evidence or confirm such subordination.

3.3. Subordination to Easements, Covenants and Restrictions. Sublessee’s interest under this Sublease is and shall be subject and subordinate in all respects to any easements, operating agreement, declarations of covenants, conditions and restrictions or similar documents of record now or hereafter affecting the Property or the Subleased Premises.

3.4. Attornment. In the event of a sale or assignment of (i) the Property or a portion thereof which includes the Subleased Premises or (ii) Sublessor’s leasehold estate therein by Prime Lessor or Sublessor; or if the Property or said leasehold estate come into the possession of a mortgagee or other person, whether because of a mortgage foreclosure or otherwise, Sublessee shall (a) attorn to the purchaser, assignee, mortgagee or other person, (b) recognize the purchaser, assignee, mortgagee or other person as Prime Lessor or Sublessor, as the case may be, and (c) execute and deliver upon request any document or instrument reasonably requested to evidence further or confirm Sublessee’s attornment as set forth herein.

4. REPAIR AND CONFORMITY TO LAW. Sublessee is subleasing the Subleased Premises in “as is”, “with all faults” condition, without any representation or warranty of any kind from Sublessor, and acknowledges and agrees that Sublessor has no obligation to make any improvements, repairs, replacements or alterations in the Subleased Premises except that Sublessor shall cause all maintenance, repair and replacement obligations of the lessee under the Prime Lease to be performed, including as such obligations apply to the Subleased Premises and the Common Areas. Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation as to the condition of the Subleased Premises or the suitability of the Subleased Premises for Sublessee’s intended use. Sublessee represents and warrants that it has made its own inspection of and inquiry regarding the condition of the Subleased Premises and is not relying on any representation of Sublessor with respect thereto except as may be expressly set forth herein. Sublessee, at its own expense, shall keep the interior of the Subleased Premises, in neat, clean, safe and sanitary condition, and shall maintain all parts of the Subleased Premises (and any portion of the Property damaged or destroyed by the act or omission of Sublessee, or its agents, contractors, employees, subtenants, licensees, invitees, concessionaires or assigns) in good repair and condition, except for ordinary wear and tear. Sublessee will keep, maintain and occupy the Subleased Premises in conformity with the terms and provisions of the Prime Lease and all applicable laws, ordinances, rules and regulations (including, without limitation, those relating to building, zoning, health, fire, environmental protection and safety) of duly constituted authorities.

5. USE. Sublessee shall not allow the Subleased Premises or any Common Areas to be used for any purpose or in any manner that could increase the premium payable for any insurance thereon, nor for any purpose other than the use(s) permitted under the Prime Lease. Sublessee shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Subleased Premises, the Common Areas or any portion of the Property, or permit anything to be done in the Subleased Premises, the Common Areas or any portion of the Property, in any manner that does or may (a) violate any Certificate of Occupancy for the Subleased Premises or the Property; (b) cause, or be liable to cause, injury to the Subleased Premises, the Common Areas or any portion of the Property, or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies; (d) impair or tend to impair the character, reputation, good will or appearance of the Subleased Premises, the Common Areas or the Property; (e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Subleased Premises, the Common Areas or any other improvements, if any, situated on the Property or any equipment, facilities or systems therein; (f) violate any of the covenants and conditions or other provisions of the Prime Lease; (g) increase the fire hazard of the Subleased Premises, the Common Areas or the Property or any other improvements, if any, situated on the Property; or (h) disturb or annoy the other occupants or customers of the Property.

5.1 General Use of Common Areas. Sublessee shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Sublessor may uniformly establish from time to time. Sublessee shall not interfere with the rights of any or all of Sublessor, other tenants or licensees, or any other person entitled to use the Common Areas. Sublessor, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Sublessee, so long as such changes do not materially and adversely affect Sublessee’s use of the Subleased Premises. In addition to the foregoing, Sublessor may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Sublessor’s reasonable judgment, are required in order to satisfy Sublessor’s obligations under either or both of this Sublease and the Prime Lease; provided, however, that Sublessor shall use reasonable efforts to limit any disruption of Sublesse’s use and operation of the Subleased Premises in connection therewith.

6. ASSIGNMENT AND SUBLETTING.

6.1. Prohibition. Sublessee shall not (by operation of law or otherwise) sell, assign, mortgage, encumber, pledge, sublease or in any manner transfer or otherwise dispose of this Sublease or any interest therein, or all or any part of the Subleased Premises nor grant licenses, occupancy rights therein, without Sublessor’s prior written consent, which consent may be granted or withheld in Sublessor’s sole and absolute discretion. For all purposes of this Sublease, any transfer of fifty percent (50%) or more of the capital or voting stock of Sublessee (or of the right to vote such stock), and any other change of control (e.g. transfer or assignment of partnership or membership interest in excess of 50%) of Sublessee, shall be deemed to constitute a disposition of this Sublease. Consent by Sublessor to any such sale, assignment, mortgage, encumbrance, pledge, sublease, transfer, disposition, license, occupancy or lease (any “Disposition”) on any one occasion shall not obviate the necessity for obtaining consent to any subsequent Disposition.

6.2. Continuing Liability of Sublessee. If any Disposition occurs (with or without Sublessor’s consent as herein required), Sublessor may collect rent and other amounts from any assignee, sublessee, licensee or other occupant and apply the same to the Rent reserved by this

Sublease, but no such Disposition or collection of Rent shall be deemed a consent to such Disposition, or a waiver of any of Sublessee’s obligations under this Sublease, or an acceptance of such assignee, sublessee, licensee or other occupant as “Sublessee,” or a release of Sublessee from the performance or payment by Sublessee of any of its covenants, agreements or liabilities contained in this Sublease. Notwithstanding any Disposition (with or without consent), Sublessee shall remain fully liable for the performance of all terms, covenants and provisions of this Sublease.

7. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Except as required by Section 4 hereof, no alterations, additions or improvements shall be made to any part of the Subleased Premises without the prior written consent of Sublessor, which consent may be granted or withheld in Sublessor’s sole and absolute discretion. All permitted alterations, additions or improvements to the Subleased Premises (“Sublessee’s Work”) shall be made in compliance with any applicable terms and provisions of the Prime Lease, all applicable laws, ordinances, rules and regulations, and at the expiration or termination of the term of this Sublease for any reason, shall remain for the benefit of Sublessor or shall, at the request of Sublessor, be removed by Sublessee, at Sublessee’s sole cost, and Sublessee shall repair any damage caused by such removal. All permit, license and similar costs and fees (including, without limitation, costs of architectural renderings, sign elevation drawings, mechanical plans, and other plans and specifications) required by statute or ordinance and associated with Sublessee’s Work shall be paid by Sublessee.

8. WAIVER. Except for Sublessor’s gross negligence and intentionally wrongful conduct, Sublessor and its agents and employees shall not be liable for, and, to the maximum extent permitted by law, Sublessee waives all claims against Sublessor for, damage or injury to persons, property or otherwise, including, without limitation, lost profits and consequential damages, sustained by Sublessee or any person claiming by, through or under Sublessee resulting from any accident or occurrence in or upon any portion of the Subleased Premises or the Property, including, without limitation, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) the failure to keep any part of the Property in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring, gas or water pipes or equipment, steam pipes, stairs, porches, railings or walks or the installation or operation thereof; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank; (h) the escape of steam or hot water; (i) water, snow or ice upon (or coming through the roof of) the Subleased Premises or the Property; (j) the falling of any fixture, brick, roofing material, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Sublessee or others; (l) acts or omissions of persons in the Subleased Premises or the Property, occupants of nearby properties, or any other person; (m) acts or omissions of owners of adjacent or contiguous property or of Sublessor, its agents, employees, guests and invitees; and (n) non-performance by Prime Lessor of any obligation, covenant or agreement contained in the Prime Lease. All property of Sublessee kept in the Subleased Premises or in the Property shall be so kept at Sublessee’s sole risk and Sublessee shall and hereby does indemnify and hold Sublessor and Prime Lessor harmless from any and all claims arising out of damage to the same, including subrogation claims by Sublessee’s insurance carrier. The foregoing indemnity shall survive the termination or expiration of this Sublease.

9. CASUALTY; CONDEMNATION. If all or any part of the Subleased Premises are damaged or destroyed by fire or other casualty, or taken by condemnation or acquired by sale in lieu thereof, Sublessee shall be bound by any determination called for by the Prime Lease as to untenantability, materiality of any damage or destruction, or similar matters, whether reached by agreement between

Prime Lessor and Sublessor or otherwise as provided in the Prime Lease. Without limitation of the foregoing, and for purposes of clarity, this Sublease shall not be terminated on the basis of a casualty or condemnation event or as a result of a sale in lieu thereof unless the Prime Lease is terminated on account thereof. Sublessee shall not be entitled to any portion of any condemnation award or sale proceeds, or to any proceeds of any policy of insurance maintained by Prime Lessor or Sublessor, and shall not assert any separate claim therefor in any proceeding.

10. ENTRY. Sublessor shall have the right to enter upon the Subleased Premises at all reasonable times (and, in the case of any emergency, at any time) to view the state and condition thereof, or to make or perform any maintenance, repairs or alterations which Sublessor may see fit to make or which may be required by the Prime Lease and/or this Sublease, or to exercise any right or remedy of Sublessor hereunder, provided that Sublessor shall use reasonable efforts not to interfere with Sublessee’s business operations.

11. SIGNS. All signage of Sublessee shall comply with the terms and provisions of the Prime Lease and no exterior signage or other signage visible from outside the Subleased Premises shall be erected or installed without the prior written consent of Sublessor, which consent may be granted or withheld in Sublessor’s sole and absolute discretion.

12. DEFAULT; REMEDIES.

12.1. Events of Default. It shall constitute an “Event of Default” hereunder if any or all of the following occur: (a) Sublessee fails to pay any Rent hereunder, and said failure continues for five (5) business days after the Sublessee receives a notice of default from Sublessor; (b) Sublessee makes any Disposition of any right to or interest in this Sublease or the Subleased Premises, except as expressly permitted by Section 6 hereof; (c) Sublessee fails in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Sublease (other than those referred to in the foregoing subparagraphs (a) and (b) of this Section) for a period of twenty (20) days after written notice from Sublessor to Sublessee specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said twenty (20) day period, Sublessee fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said twenty (20) day period that the time of Sublessee within which to cure the same shall be extended for up to an additional twenty (20) days if such additional 20-day period is necessary to complete the same with all due diligence); (d) there is instituted against Sublessee any proceeding in bankruptcy, insolvency or reorganization pursuant to any federal or state law now or hereafter enacted, which proceeding is not dismissed within thirty (30) days after the institution thereof, or any receiver or trustee is appointed for all or any portion of Sublessee’s business or property, or any execution or attachment is issued against Sublessee or any of Sublessee’s business or property or against the leasehold estate created hereby; or (e) Sublessee makes an assignment for the benefit of creditors, or admits its inability to pay its debts as they become due, or is found to be unable so to pay its debts by any court of competent jurisdiction, or files a voluntary petition in bankruptcy or insolvency, or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Sublessee’s creditors under any federal or state law now or hereafter enacted.

12.2. Remedies. Upon the occurrence of any Event of Default, Sublessor shall have the immediate right, at its option, to pursue any one or more of the following remedies: (a) terminate this Sublease; (b) reenter and take possession of the Subleased Premises, and evict Sublessee and remove its property therefrom; (c) relet the Subleased Premises, and collect and retain all rents, charges, fees and other costs payable pursuant to such reletting; (d) any other remedy available to Prime Lessor under the Prime Lease in the event of a breach thereof or default thereunder by Sublessor; and (e) any other remedy available at law or in equity.

12.3. Damages. In the event Sublessor exercises its remedies under Section 12.2(a), (b) or (c) hereof, Sublessee shall pay to Sublessor, as part of Sublessor’s damages: (i) if Sublessor fails to relet the Subleased Premises, upon demand, an amount equal to the sum of all Rent provided for herein to be paid by Sublessee for the Term of the Sublease remaining from and after the Event of Default and (ii) if Sublessor relets the Subleased Premises, from time to time upon demand, the amount by which all Rent due from the date Sublessor terminates this Sublease exceed the rents, charges, fees and costs paid by a new tenant pursuant to the terms of such reletting, after deducting therefrom all reasonable costs of decoration, repairs, remodeling, alterations, advertising, brokers’ commissions and other items in connection with such reletting. Without limiting the generality of Section 14 hereof, all expenses and costs (including, without limitation, attorneys’ reasonable fees and costs) incurred by Sublessor in exercising any remedy provided for in this Section 12 shall be covered by the indemnification set forth in Section 14 hereof, and Sublessee shall pay and/or reimburse Sublessor therefor, promptly upon demand, together with interest on any amounts paid by Sublessor at a per annum rate (the “Default Rate”) equal to the “prime” or “reference” rate of interest publicly announced as such, from time to time, by JP Morgan Chase NA, plus two percent (2.0%) per annum.

12.4. Right to Cure. If (a) an Event of Default occurs, or (b) any breach hereof or default hereunder by Sublessee continues after the applicable notice and cure periods, or (c) any other event or state of affairs in or about the Subleased Premises or the Property constitutes a breach of or default under the Prime Lease which continues after the applicable notice and cure periods, or, in Sublessor’s reasonable determination, poses a significant risk of injury or damage to any person or property, or, in Sublessor’s reasonable determination, creates an unsightly condition, then Sublessor shall have the right, but not the obligation, at Sublessee’s sole cost and expense, to cure the same, and Sublessee shall pay and/or reimburse Sublessor for any expenses incurred by Sublessor in connection with such cure promptly upon demand therefor, together with interest on any amounts paid by Sublessor at the Default Rate from the date paid through the date reimbursed (inclusive of interest).

13. INSURANCE.

13.1. Types of Coverage. Sublessee shall, at all times during the Term, carry commercial general liability, commercial property and any other types of insurance as required of Sublessor, as tenant, under the Prime Lease. Sublessor, Prime Lessor and any mortgagee of the Property or of Sublessor’s leasehold estate under the Prime Lease shall each be named as an additional insured on all such policies, which policies shall be written on an occurrence basis, be primary and not contributing with any coverage carried by Sublessor or Prime Lessor and which shall include contractual liability coverage. Each such policy of insurance shall provide that it will not be subject to cancellation or modification except after at least thirty (30) days’ prior written notice to Sublessor and the other additionally insured parties, and shall contain the insurer’s waiver of subrogation rights. Sublessee shall furnish Sublessor with a certificate of each such policy of insurance (in form and substance reasonably satisfactory to both Prime Lessor and Sublessor) or, at Sublessor’s request, with the original of each such policy, together with evidence satisfactory to Sublessor of payment of premiums therefor. Sublessor or its designee shall have the exclusive right to adjust any loss covered by any such policy of insurance to the extent it relates to the Subleased Premises.

13.2. Waiver of Subrogation. Sublessor and Sublessee and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or relating to any casualty, hazard or other occurrence to, at or in connection with the Subleased Premises or the Property to the extent covered by insurance, and hereby waive any right of subrogation which might otherwise exist on account thereof; provided, however, that such waiver and release shall not operate in any case where the effect would be to invalidate such insurance coverage.

14. INDEMNIFICATION.

14.1. Except for Sublessor’s gross negligence or willful misconduct, Sublessee shall and hereby does protect, indemnify, defend and hold any and all of the Sublessor, the Prime Lessor and the respective members, partners, officers, directors, employees and agents of both the Sublessor and the Prime Lessor from and against any and all liabilities, losses, damages, claims, suits, causes of action, settlements, judgments, costs and expenses (including, without limitation, attorneys’ reasonable fees and costs) arising from, in connection with, or relating to: (a) any injury to, or death of, any person, or damage to, or destruction of, any property, on or about the Subleased Premises or the Property (including, without limitation, the Common Areas) caused by any or all of Sublessee or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; (b) any negligent act or omission of (including, without limitation, any breach of, or default under, this Sublease or the Prime Lease by) any or all of Sublessee or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; or (c) this Sublease or Sublessee’s use and occupancy of the Subleased Premises and the Property (including, without limitation, the Common Areas).

14.2. Except for Sublessee’s gross negligence or willful misconduct, Sublessor shall and hereby does protect, indemnify, defend and hold any and all of the Sublessee, and the respective members, partners, officers, directors, employees and agents of the Sublessee from and against any and all liabilities, losses, damages, claims, suits, causes of action, settlements, judgments, costs and expenses (including, without limitation, attorneys’ reasonable fees and costs) arising from, in connection with, or relating to: (a) any injury to, or death of, any person, or damage to, or destruction of, any property, on or about the Subleased Premises caused by any or all of Sublessor or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns; or (b) any negligent act or omission of any or all of Sublessor or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns.

15. LIENS. Sublessee agrees: (a) to pay promptly, when due, the entire costs of Sublessee’s Work or any other work performed by Sublessee; (b) to obtain from each contractor with whom Sublessee contracts for such work, prior to paying any amount to such contractor, a statement in writing under oath, or verified by affidavit, of the names of all parties furnishing materials and labor for such work and the amounts due, or to become due, to each and, at the time of payment, obtain from each contractor and from each such person or entity a waiver of lien in the amount paid to each; (c) to keep the Subleased Premises and the Property at all times free of liens and claims for liens for labor and materials for work undertaken by or on behalf of Sublessee; (d) to furnish Sublessor copies of all such contracts entered into by Sublessee and of such sworn statements and waivers of lien; (e) at Sublessor’s written request, to only use union contractors previously and reasonably approved in writing by Sublessor; (f) to perform such work in such manner as to insure proper maintenance of good labor relationships; and (g) to defend, indemnify, save and keep both Sublessor and Prime Lessor harmless from and against all liability, losses, damages, injury, claims, suits, actions, judgments and costs to any person or property occasioned by or growing out of such work. If any claim for a mechanics lien arises against any part of the Subleased Premises or the Property by reason of work undertaken by Sublessee, and such claim is not discharged as required by the Prime Lease, Sublessor may pay such claim and proceed to obtain the discharge and release thereof, and Sublessee shall pay Sublessor as Additional Rent (with interest thereon at the Default Rate) the amount paid by Sublessor to obtain the discharge and release thereof, together with court costs and reasonable attorney’s fees, upon demand. Notwithstanding anything to the contrary contained herein, Sublessee may contest the validity of any charge or lien in good faith by appropriate proceeding, provided that (a) such contest could not result in any sale or forfeiture of the Property or any part thereof or interest therein, and (b) Sublessee shall furnish Sublessor with such security as Sublessor may reasonably request to ensure the ultimate payment, removal or discharge of such charge or lien.

16. COMPLIANCE WITH LAW.

16.1. Definitions.

16.1.1 Relevant Laws. “Relevant Laws” means all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, the Property or the subject matter of this Sublease, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Fair Labor Standards Act, the Foreign Investment In Real Subleased Premises Tax Act, Environmental Laws (defined below), and The Americans With Disabilities Act.

16.1.2 Environmental Laws. “Environmental Law” means any law or regulation by a governmental authority having jurisdiction over the Property, including, without limitation, substances regulated under the Resources Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 52 U.S.C. Section 9601 et seq., any state or local environmental law, or any common law theory based on nuisance or strict liability.

16.1.3 Hazardous Substance. Hazardous Substance means any matter regulated by any Environmental Law.

16.2.	Covenants and Agreements.

16.2.1 Throughout the Term, Sublessee shall, at Sublessee’s expense, comply with all Relevant Laws. Further, Sublessee shall, at Sublessee’s expense, comply with all laws and requirements of any governmental or administrative authorities that have jurisdiction over the Property and that impose any violation, order or duty on Sublessor or Sublessee arising from any or all of: (a) Sublessee’s particular use of the Subleased Premises; (b) the manner or conduct of Sublessee’s business or operation of its installations, equipment or other property therein; (c) any cause or condition created by, or at the instance of, Sublessee; and (d) breach of any of Sublessee’s obligations hereunder, regardless whether such compliance requires work that is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Sublessee shall pay all the costs, expenses, fines, penalties and damages that are imposed upon either or both of Sublessor and the Prime Lessor, by reason of, or arising out of, Sublessee’s failure to fully and promptly comply with and observe the provisions of this Section.

16.2.2 Sublessee shall promptly provide Sublessor copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to a violation of any Relevant Law and/or, to the presence, release, threat of release, placement on or in the Subleased Premises or the Property, or the generation, transportation, storage, use, treatment, or disposal at the Subleased Premises or the Property, of any Hazardous Substance.

16.2.3 Sublessor, and its agents and employees, shall have the right to enter the Subleased Premises and/or conduct appropriate tests for the purposes of ascertaining Sublessee’s compliance with all Relevant Laws (including, without limitation, Environmental Laws) with respect to the Subleased Premises or the Property.

16.2.4 Upon written request by Sublessor, Sublessee shall provide Sublessor with the results of appropriate tests of air, water or soil to demonstrate that Sublessee complies with all Environmental Laws relating in any way to the presence of Hazardous Substances on the Subleased Premises or the Property.

16.3. Remedial Action. Sublessee shall not conduct or authorize the generation, transportation, storage, use, treatment or disposal on or in the Subleased Premises or the Property, of any hazardous substance. Sublessee’s failure to comply with the provisions of this Section 16.3 shall constitute an immediate Event of Default under this Sublease. If, due to the acts or omissions of Sublessee, the presence, release, threat of release, placement on or in the Subleased Premises or the Property, or the generation, transportation, storage, use, treatment, or disposal at the Subleased Premises or the Property, of any Hazardous Substance: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under Environmental Laws, (ii) causes an adverse public health effect, or (iii) pollutes, or threatens to pollute, the environment, Sublessee, at its sole cost and expense, shall promptly take any and all remedial and removal action necessary to clean up the Subleased Premises and the Property, and mitigate exposure to liability arising from the hazardous substance, regardless whether required by law. If Sublessee fails to perform any remediation required by this Section, Sublessor may (in addition to pursuing any and all other available remedies), upon written notice to Sublessee, undertake such remediation for which Sublessor shall be indemnified by Sublessee pursuant to Section 14. Sublessee’s obligations under this Section 16 shall survive the expiration or termination of this Sublease for any reason.

17. NOTICES. Notices to Sublessor hereunder shall be sent by overnight delivery service (such as Federal Express, United Parcel Service, and the like) or by telecopy, at the Property, or at such other address as Sublessor may have given Sublessee in writing. Notices to Sublessee hereunder or notices which Sublessor may be required to give Sublessee pursuant to the laws of the State where the Property is located shall be sent by overnight delivery service (such as Federal Express, United Parcel Service or the like) or by telecopy, addressed to Sublessee at the Property, or at such other address as Sublessor may have given Sublessor in writing, with a copy of such notice being concurrently sent by overnight delivery service (such as Federal Express, United Parcel Service or the like) or by telecopy to Integrated Electrical Services, Inc., 4801 Woodway Dr., Suite 200-E, Houston, Texas 77056 (Attn: General Counsel). All notices shall be deemed received on the day delivered (or the day on which delivery is refused or cannot be consummated due to addressee having vacated the premises, or otherwise).

18. SURRENDER. Upon the expiration of the Term or termination of this Sublease, Sublessee shall peaceably surrender to Sublessor complete and exclusive possession of the Subleased Premises, broom clean, in good order and repair, in a condition the same as or better than on the date hereof, ordinary wear and tear and unavoidable casualty excepted, and otherwise in the condition in which Sublessor, as lessee, is required to surrender the Subleased Premises under the Prime Lease. At that time, Sublessee shall deliver all keys to the Subleased Premises to Sublessor.

19. ESTOPPEL CERTIFICATES. Sublessee shall, at any time and from time to time, as requested by Sublessor, execute and deliver to Sublessor (and to any existing or prospective mortgage lender, or other party reasonably designated by Sublessor), within seven (7) days after the request therefor, an estoppel certificate in the form required by Sublessor, or by the Prime Lease or Prime Lessor, as the case may be. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Sublessor may be dealing, regardless of independent investigation.

20. MISCELLANEOUS.

20.1. Partial Invalidity. The unenforceability, invalidity, or illegality of any provision of this Sublease shall not render any other provision hereof unenforceable, invalid or illegal. Any such unenforceable, invalid or illegal provision shall be limited to the minimum extent necessary to render it enforceable, valid and legal and enforced to the maximum extent permitted by law, or excised from this Sublease, as circumstances may require.

20.2. Choice of Law. This Sublease shall be construed and enforced in accordance with the internal laws of the state in which the Property is located, without regard to its conflict of laws or choice of law rules.

20.3. Integration. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly set forth herein. This Sublease may be amended or modified only by a written instrument signed by Sublessor and Sublessee, except to the extent such amendment or modification is deemed to happen automatically by virtue of any amendment to or modification of the Prime Lease.

20.4. Binding Character. Subject to Section 6 hereof, all of the terms and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, transferees and assigns.

20.5. Captions. Section headings are included solely for convenience, do not constitute part of this Sublease, and do not modify, explain or fully or accurately describe the content of any section or provision of this Sublease.

20.6. Holding Over. Sublessee has no right to renew this Sublease or extend the Term or to hold over following expiration or termination of the Term, any of which shall constitute an immediate Event of Default (and no notice or grace period shall be applicable) hereunder entitling Sublessor to exercise all of its rights and remedies under Section 12 hereof. Acceptance of rent or other sums from Sublessee after expiration or termination of the Term shall not constitute consent to any holding over or agreement to any renewal or extension; provided, however, that, at Sublessor’s option, any holding over by Sublessee shall constitute Sublessee’s agreement to a tenancy from month to month at two hundred percent (200%) of the Rent payable hereunder during the Term, and otherwise on the terms of this Sublease. In no event and under no circumstances, however, may any holding over continue, at any cost whatsoever, beyond the expiration or termination of the term of the Prime Lease.

20.7. Waivers; Consents. No consent(s) to any proposed action of Sublessee, and no waiver(s) of, or failure to assert, any right or remedy hereunder, by Sublessor (and/or Prime Lessor) on any one or more occasions shall constitute a course of dealing or a consent to such action or a waiver of such right or remedy on any other occasion. No waiver shall be effective hereunder unless set forth in a writing signed by Sublessor.

20.8. Relationship of Parties. Nothing contained herein is intended, nor shall it be construed, to evidence, confirm or create any relationship of principal and agent, partnership, joint venture, master and servant, or any other relationship between the parties hereto other than the relationship of sublessor and sublessee.

20.9. Recording. Neither this Sublease, nor any memorandum or “short form” hereof, nor any notice of Sublessee’s interest hereunder, shall be recorded by Sublessee, and any such recording shall be deemed an Event of Default entitling Sublessor to exercise all of its rights and remedies under Section 12 hereof.

20.10. Counterparts. This Sublease may be executed in any number of identical counterparts, any of which may contain he signatures of less than all parties, but all of which together shall constitute a single instrument.

20.11. Brokers. Each of Sublessor and Sublessee, warrant and represent to the other that they have dealt with no real estate broker in connection with this Sublease and that no broker is entitled to any commission on account of this Sublease.

20.12. Attorneys’ Fees. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

20.13 Consent by Lessor. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY PRIME LESSOR ON OR BEFORE THE SUBLEASE COMMENCEMENT DATE. The parties acknowledge and agree that Paragraph 8.15 of the Prime Lease constitutes Prime Lessor’s consent to this Sublease.

20.14 Time. Time is of the essence under this Sublease.

20.15 Waiver of Jury Trial. SUBLESSOR AND SUBLESSEE, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS SUBLEASE WITH RESPECT TO THIS SUBLEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS SUBLEASE OR THE PREMISES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed on the year and day first written above.

SUBLESSOR:

TONTINE ASSOCIATES LLC, a Delaware limited liability company

By:	/s/ Jeffrey L. Gendell
Its:	Managing Member

SUBLESSEE:

IES SHARED SERVICES, INC, a Delaware corporation

By:	/s/ William L. Fiedler
Its:	Vice President

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EXHIBIT A

Depiction of Subleased Premises and Common Areas

(See Attached)

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